EXHIBIT 99.1

Applied BioSciences Reports First Quarter FY2020 Financial Results and Provides Corporate Update

– Quarter marked by reinvigorated focus on purposefully built strategic business units leveraging science-driven cannabinoid research to address areas of significant unmet needs and access growing markets –

– Robust business development initiative to build biopharmaceuticals pipeline underway with expectation to announce at least one in-licensing agreement before year end –

– Multiple expected near-term value driving milestones –

Beverly Hills, CA, August 15, 2019 – Applied BioSciences Corp. (OTCQB: APPB) (“Applied” or the “Company”), a vertically integrated company focused on the development of science-driven cannabinoid biopharmaceuticals and the production of high-quality CBD products, today announced its financial results for the first quarter Fiscal Year 2020 ended June 30, 2019. The Company also provided an update on its corporate and clinical progress.

Q1 FY2020 Operational Highlights

•	Renewed strategy focused on leveraging endocannabinoid system to develop high-value products across three separate business units, including:

o	Biopharmaceuticals: goal to develop novel therapeutics to treat serious diseases across a range of therapeutic areas, including metabolic, peripheral neuropathy and progressive lung disease

o	CBD Products: multiple brands offering high-quality CBD products to the highest regulatory standards;

•	Bolstered leadership team with highly qualified individuals including Raymond W. Urbanski MD, PhD, as Chief Executive Officer, former business unit Chief Medical Officer at Pfizer Inc. and well-established industry-leading expert with over 20 years of experience in clinical development, research and pharmaceutical industry expertise across oncology, cardiology, endocrinology, and immunology;
•	Appointed Martin Schroeder to the Scientific Advisory Board and as President of Applied BioPharma. Mr. Schroeder has over 30 years of experience in the pharmaceutical and biotech industries and has helped many biotech and pharmaceutical companies conduct search and evaluation of compounds and molecules;
•	Launched multiple new products and expanded into the Beverage and Health / Wellness category with Remedi Spa and Remedi Beverage and Shot;
•	Commenced discussions regarding proposed scientific trials with two leading Universities specializing in Veterinary Medicine; and
•	Launched robust business development initiative to build biopharmaceuticals pipeline.

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“Over the past quarter, our team has made diligent efforts to re-focus our corporate and clinical strategy and position ourselves to successfully execute on those goals. This is a transformative time in the Company’s history, and I believe that with the multiple near-term milestones ahead, Applied has the potential to drive value for all stakeholders and truly impact areas of significant unmet need,” commented Dr. Raymond Urbanski, Chief Executive Officer. “Discussions remain underway and we continue to make progress on our plans to build out a biopharmaceuticals pipeline through robust business development initiatives. We expect to announce at least one in-licensing agreement before the end the year. Additionally, we continue to be opportunistic as we look to enhance the profile of Applied BioSciences and position ourselves to uplist to a National Exchange. We remain steadfast on building a solid foundation from which we can launch future expansion and believe, with the combination of potential non-dilutive funding and accessing capital through strategic investments, we have the opportunity to build significant momentum and unlock the full potential of Applied Biosciences.”

Applied BioPharma

The Applied BioPharma business unit is focused on the development and commercialization of novel therapeutics to treat serious diseases by leveraging an industry leading pipeline of endocannabinoid system-targeted drug candidates.

The Company is actively seeking in-license opportunities with the goal of developing an industry leading pipeline of endocannabinoid system-targeted drug candidates that address significant unmet needs across a wide range of therapeutic areas. The Applied management team expects to announce at least one in-licensing agreement before year end.

Applied Products

The Applied Products business unit currently consists of eight different brands of hemp-derived, THC-free, pharmaceutical grade CBD isolates and distribution products, all of which ship to the majority of U.S., as well as to multiple non-US countries. The Company’s portfolio currently includes consumer, animal health, women’s health and sports medicine products.

Applied Products operates under a differentiated approach to quality and regulatory practices within the industry, which it believes well-positions them to be leaders in the market and access the significant opportunity for revenue generation. All CBD products utilize the most proven and effective production methods to ensure the highest quality output. The Company’s Full Spectrum products are made using CO2 Extraction, which allows for the proper retention of cannabinoids and terpenes vs a distillate, and a winterization process. Applied’s THC Free products are CBD Isolate infused. This isolation process leaves behind pure pharmaceutical grade CBD only, ensuring the highest quality is achieved. Additionally, the Company’s Nano CBD Isolate products use a specialized Nano-Particulizer, a process which creates a pure nano-molecule.

Trace Analytics, Inc.

Trace Analytics Inc., a majority owned subsidiary of Applied, is a leading cannabis science and technology company with significant footprints in lab testing, research and development and licensing. Trace Analytics was started by a group of scientists who specialized in analytical chemistry, genetics and molecular biology. The focus of the team is to ensure compliance with public safety standards and end user safety. Trace Analytics is in the process of expanding throughout the United States, and globally. With the goal of helping the rest of the world adopt “best practices” in cannabis and hemp testing, the Company also provides expert consulting services to legislators and regulators in many countries, states and municipalities around the world.

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The Company is actively establishing a global medical and consumer platform and multiple brands through creating a platform to partner and invest in various segments in the consumer industry and establish key exclusive strategic alliances which serve to accomplish the task of becoming the market leader. For more information, please visit: http://traceanalytics.com.

Upcoming Milestones Expected to Drive Value

•	In-license product candidates to build robust pipeline for the Applied BioPharma division;
•	Explore strategic options for non-dilutive funding with Trace Analytics;
•	Successfully execute overall strategy of the Company and Business Development efforts;
•	Engage with key stakeholders in the investment community and execute on the robust effort to raise awareness of the Company; and
•	Uplist to a National Exchange.

Summary of Financial Results for First Quarter FY2020 Ended June 30, 2019

For the quarter ended June 30, 2019, the Company reported net loss of approximately $423,897 or net loss per diluted share of $0.03, compared to a net loss of approximately $395,501 or a net loss per diluted share of $0.04, for the quarter ended June 30, 2018.

During the three months ended June 30, 2019, revenue from Applied BioSciences’ CBD product lines was $85,740 as compared to $10,434 for the three months ended June 30, 2018. The increase reflects higher sales across all of the Company’s CBD brand product lines, most notably in its topical products, combined with expansion into sales of bulk hemp seed and raw CBD. Service revenue resulting from the Company’s lab testing is attributed solely to the acquisition of Trace Analytics in January 2019, and totaled $125,717 for the three months ended June 30, 2019.

General and administrative expenses increased $236,903 to $444,049 for the three months ended June 30, 2019 as compared to $207,146 for the three months ended June 30, 2018. The increase can be attributed to the acquisition of Trace Analytics, with general and administrative expenses for the remainder of the Company essentially flat compared to the three months ended June 30, 2018.

The Company ended the quarter with $37,940 in cash and cash equivalents. The Company is actively evaluating opportunities to fund continued growth in its products and services revenue along with planned business development activities for Applied BioPharma, and anticipates closing a financing by the end of second quarter Fiscal Year 2020.

About Applied BioSciences Corp.

Applied BioSciences is a vertically integrated company focused on the development of science-driven cannabinoid therapeutics / biopharmaceuticals and delivering high-quality CBD products as well as state-of-the-art testing and analytics capabilities to our customers.

Applied BioSciences is focused on, testing and analytics, consumer and OTC brands, and partnership opportunities in the medical, health and wellness, and nutraceuticals.

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The Company has several strategic partnerships currently in place and is actively pursuing additional partnerships and other strategic growth opportunities. For more information, visit the Company’s website.

APPLIED BIOSCIENCES CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	March 31, 2019
ASSETS	(unaudited)
Current Assets
Cash	$37,940	$47,044
Accounts receivable, net	70,010	163,405
Inventory	115,354	78,737
Prepaids and other current assets	16,269	65,273
Total Current Assets	239,573	354,459

Property and equipment, net	412,299	452,048
Equity investments	898,292	898,292
Goodwill	1,941,149	1,941,149
Other assets	29,990	5,500
TOTAL ASSETS	$3,521,303	$3,651,448

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$245,386	$278,546
Note Payable	25,000	25,000
Convertible note payable, net of debt discount of $50,336 at June 30, 2019	199,603	-
Convertible note payable to related party net of debt discount of $5,088 at June 30, 2019	134,912	-
Accrued expenses	69,767	70,720
Total Current Liabilities	674,668	374,266
Commitments and Contingencies		-
Stockholders’ Equity
Preferred stock; $0.00001 par value; 5,000,000 shares authorized; none issued and outstanding at June 30, 2019 (unaudited) and March 31, 2019, respectively	-	-
Common stock; $0.00001 par value; 200,000,000 shares authorized: 13,447,110 issued and outstanding at June 30, 2019 (unaudited) and 13,397,110 at March 31, 2019, respectively	136	135
Additional paid in capital	7,019,622	6,892,242
Common stock to be issued, 358,805 and 408,805 shares at June 30, 2019 (unaudited) and March 31, 2019, respectively	723,807	773,807
Accumulated deficit	(5,955,157)	(5,531,260)
Total Applied BioSciences Corp. Stockholders’ Equity	1,788,408	2,134,924
Non-controlling interest	1,058,227	1,142,258
Total Stockholders’ Equity	2,846,635	3,277,182
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,521,303	$3,651,448

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Safe Harbor Statement

Except for historical information contained herein, statements in this release may be forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate to Applied Biosciences Corp. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE Applied BioSciences Corp.

Investor and Media Contact:

IR@appliedbiocorp.com

(833) 475-8247

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